ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                     INVESCO VARIABLE INVESTMENT FUNDS, INC.


     INVESCO Variable Investment Funds, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland, certifies to the Maryland State Department of Assessments and Taxation that:

     FIRST: By unanimous consent effective as of May 7, 2002, the board of directors of the Company voted to change the name of INVESCO Equity Income Fund to INVESCO Core Equity Fund.

     SECOND: The provisions set forth in these Articles of Amendment were approved by a majority of the entire board of directors of the Company, in accordance with Section 2-605, of the Corporations and Associations Law of Maryland.

     The undersigned Vice President of the Company, who is executing on behalf of the Company these Articles of Amendment, of which this paragraph is a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

     IN WITNESS WHEREOF, INVESCO Variable Investment Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on this 19th day of March, 2002.

     These Articles of Amendment shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.

                                         INVESCO VARIABLE INVESTMENT FUNDS, INC.



                                         By:   /s/ Raymond R. Cunningham
                                               -------------------------
                                               Raymond R. Cunningham,
                                               Vice President
[SEAL]

WITNESSED:

By:   /s/ Glen A. Payne
      -----------------
      Glen A. Payne, Secretary